UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 24, 2022
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0004 par value	ELVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2022, John C. Dean provided notice to Elevate Credit, Inc. (the "Company") that he would not stand for reelection at the Company's 2022 Annual Meeting of Stockholders (the "2022 Annual Meeting"). Mr. Dean will remain a director and maintain his role as Compensation Committee Chairman through the 2022 Annual Meeting. Mr. Dean's decision not to stand for reelection is not the result of any disagreement with management or the Board related to the Company's operations, policies or practices.
On January 25, 2022, Stephen J. Shaper notified the Company of his intention to resign as a member of the Board, effective immediately. Mr. Shaper's decision to resign is not the result of any disagreement with management or the Board related to the Company's operations, policies or practices.
The Company would like to thank both Mr. Dean and Mr. Shaper for their years of outstanding and dedicated service as directors and wish both of them the best in their future endeavors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Date:	January 28, 2022	By:	/s/ Chad Bradford
Chad Bradford
Interim Chief Financial Officer